NEWSTATE HOLDINGS, INC.

                                      PROXY

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           Thursday, November 9, 2000

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints JIN K. KIM and SUN W. YOUNG and each of them, as Proxy, each with full power of substitution, to vote all of the stock of NewState Holdings, Inc. standing in the undersigned's name at the Annual Meeting of Stockholders of NewState Holdings, Inc. to be held at the offices of Pitney, Hardin, Kipp & Szuch LLP, 711 Third Avenue, New York, New York 10017 on Thursday, November 9, 2000 at 9:00 a.m. local time, and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

            This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 4 nominees for director listed in the Proxy Statement.

            Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

                               (see reverse side)

1.          ELECTION OF 4 DIRECTORS
            Management Recommends a Vote FOR the Nominees Listed Below

            /       / FOR the nominees listed below (except as marked to the
             ------   contrary below):

            /       / FOR ALL nominees except: ______________________________
                      ___________________
            -------
                      (Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the above line.)

            /      /  WITHHOLD AUTHORITY to vote for all nominees listed below
            -------

            Ernest B. Kim, Jin K. Kim, Sun W. Young, and A. Sungil Noh

2. In their discretion, upon such other matters as may properly come before the meeting.

                                                  Dated:  ________________, 2000


                             --------------------------------------
                             Signature

                             --------------------------------------
                             Signature

                      (Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

                      PLEASE DATE, SIGN AND RETURN PROMPTLY
                            IN THE ENVELOPE PROVIDED